EXHIBIT 99.1

NGP Capital Resources Company Delays Annual Stockholders Meeting

Houston, Texas, April 22, 2014 (GLOBE NEWSWIRE) -- NGP Capital Resources Company (NASDAQ: NGPC) (the "Company") today announced that its Board of Directors has elected to delay the Company's annual meeting of stockholders until further notice, and has amended the Company's bylaws accordingly.  The Company's bylaws previously required that an annual meeting of stockholders be held during the month of May.

In September 2013, the Company engaged Keefe, Bruyette & Woods, a Stifel company ("KBW"), as financial advisor to the Company in its evaluation of strategic alternatives to enhance stockholder value.  Since that announcement, the Board of Directors, with the assistance of KBW, has considered and continues to consider a number of alternative proposals with various parties and a variety of structures.  The Board has made substantial progress in exploring and evaluating many alternatives and proposals, the diversity and complexity of which has resulted in a lengthier process.

Steve Gardner, the Company's President and Chief Executive Officer said, "We are pleased with the level of interest and participation in our strategic alternatives process.  We believe that taking the time to investigate the varying proposals presented to the Company is in the best long-term interest of our stockholders.  We appreciate the patience of our stockholders as we work through this process."

No decision has been made to enter into a transaction at this time, and there can be no assurance that the Company will enter into a transaction in the future. The Company does not plan to disclose or comment on developments regarding the strategic review process until it is complete or further disclosure is deemed appropriate.

About NGP Capital Resources Company

NGP Capital Resources Company is a closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940.  We principally invest in private companies and from time to time, we may also invest in public companies.  We invest primarily in senior secured and mezzanine loans according to our business plan and in some instances receive equity interests in portfolio companies in connection with such investments.  Our manager is NGP Investment Advisor, LP, an affiliate of NGP Energy Capital Management ("NGP ECM").  Founded in 1988, NGP ECM is a premier investment franchise in the natural resources industry, which together with its affiliates has managed approximately $13 billion in cumulative committed capital since inception. NGP ECM's investment platform includes Natural Gas Partners, NGP Global Agribusiness Partners, NGP Capital Resources Company and NGP Energy Technology Partners, L.P.  www.ngpenergycapital.com.

Forward-Looking Statements

This press release may contain forward-looking statements.  We may use words such as "anticipates," "believes," "intends," "plans," "expects," "projects," "estimates," "will," "should," "may" and similar expressions to identify forward-looking statements.  These forward-looking statements are subject to various risks and uncertainties.  Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, the  future operating results of our portfolio companies, regulatory factors, changes in regional, national, or international  economic conditions and their  impact on the industries in which we invest, other changes in the conditions of the industries in which we invest and other factors enumerated in our filings with the Securities and Exchange Commission (the "SEC").

You should not place undue reliance on such forward-looking statements, which speak only as of the date they are made.  We undertake no obligation to update our forward-looking statements made herein, unless required by law.

Persons considering an investment in NGP Capital Resources Company should consider the investment objectives, risks, and charges and expenses of the Company carefully before investing.  Such information and other information about us is available in our annual report on Form 10-K, in our quarterly reports on Form 10-Q and in prospectuses we issue from time to time in connection with our offering of securities.  Such materials are filed with the SEC and copies are available on the SEC's website, www.sec.gov, and in the Investor Relations section of our website at www.ngpcrc.com.  Prospective investors should read such materials carefully before investing.

INVESTMENT CONTACT:

Please send investment proposals to:

NGP Capital Resources Company 713-752-0062

Steve Gardner (sgardner@ngpcrc.com),

Michael Brown (mbrown@ngpcrc.com), or

Hans Hubbard (hhubbard@ngpcrc.com).

INVESTOR RELATIONS CONTACT:

L. Scott Biar (investor_relations@ngpcrc.com), 713-752-0062.